Exhibit 1.1

Execution Version

$450,000,000

JONES ENERGY HOLDINGS, LLC
JONES ENERGY FINANCE CORP.

9.250% Senior Secured First Lien Notes due 2023

PURCHASE AGREEMENT

February 12, 2018

CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Dear Ladies and Gentlemen:

1.                                      Introductory. Jones Energy Holdings, LLC, a Delaware limited liability company (“JEH LLC”), and Jones Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with JEH LLC, the “Issuers”), agree with Credit Suisse Securities (USA) LLC (the “Purchaser”), subject to the terms and conditions stated herein, to issue and sell to the Purchaser an aggregate $450,000,000 principal amount of their 9.250% Senior Secured First Lien Notes due 2023 (the “Notes”) to be issued under an indenture, dated the Closing Date (the “Indenture”), between the Issuers, the Guarantors (as defined below) and UMB Bank, N.A., as trustee (the “Trustee”). The Notes will be unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Offered Securities”) as to the payment of principal and interest by Jones Energy, Inc., a Delaware corporation (the “Parent”), Nosley Assets, LLC, a Delaware limited liability company, Jones Energy, LLC, a Texas limited liability company, Nosley SCOOP, LLC, a Delaware limited liability company, and Nosley Acquisition, LLC, a Delaware limited liability company (each a “Guarantor” and, collectively, the “Guarantors”).

As described in the General Disclosure Package and the Final Offering Circular (each as defined below), the Offered Securities will be secured on a first-priority basis by the liens on certain of the assets of the Issuers and the Guarantors.

Pursuant to:

•      a collateral agency agreement that will be entered into as of the Closing Date (the “Collateral Agency Agreement”) among JEH LLC, each of the other grantors and guarantors from time to time party thereto, the Trustee, Wells Fargo Bank, N.A., as collateral agent (the “Collateral Agent”), Wells Fargo Bank, N.A., as administrative agent and the other secured representatives from time to time party thereto;

•      the other security agreements and documents that will be entered into as of the Closing Date among the Collateral Agent and each grantor and guarantor from time to time party thereto (collectively, the “Security Documents”);

•      deeds of trust and mortgages (collectively, the “Mortgages”) encumbering the interests of the Issuers and other grantors in certain real property (each such property, a “Mortgaged Property” and, collectively, the “Mortgaged Properties”), to be made and delivered by the Issuers and other grantors as required by the Indenture in favor of the Collateral Agent; and

•      any supplements or other instruments or documents or agreements entered into, made or delivered in connection with any of the foregoing or to secure any additional Collateral (as defined below), in each case as each of the foregoing may from time to time be amended (together with the Collateral Agency Agreement, the Security Documents and the Mortgages, collectively, the “Collateral Documents”), the respective obligations of the Issuers and the Guarantors under the Indenture and the Offered Securities will be secured by first-priority liens on the Collateral described in the Indenture and set forth in the respective Collateral Document.

For the purposes of this Agreement, the term “Collateral” and “Permitted Liens” shall have the meaning assigned to such term under the heading “Description of Notes” in the General Disclosure Package and the Final Offering Circular.

This Agreement, the Offered Securities, the Indenture and the Collateral Documents are collectively referred to as the “Transaction Documents,” and the transactions contemplated hereby and thereby are herein referred to as the “Transactions.”

Each of the Issuers and the Guarantors hereby agrees with the Purchaser as follows:

2.                                      Representations and Warranties of the Issuers and the Guarantors. Each of the Issuers and the Guarantors represents and warrants to, and agrees with, the Purchaser that:

(a)                                 Offering Circular; Certain Defined Terms. The Issuers have prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.

For purposes of this Agreement:

“Applicable Time” means 4:00 p.m. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchaser that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule A hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuers, used or referred to by the Issuers or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Issuers’ records.

“Preliminary Offering Circular” means the preliminary offering circular, dated February 5, 2018, relating to the Offered Securities to be offered by the Purchaser, as amended or supplemented.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (“PCAOB”) and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule A hereto. Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b)                                 Disclosure. As of the date of this Agreement, the Preliminary Offering Circular does not and, as of the Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Circular, the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon information furnished to the Issuers by the Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)                                  Incorporated Documents. The documents incorporated by reference in the General Disclosure Package and the Final Offering Circular, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and, when taken together with the General Disclosure Package, none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 Good Standing of the Issuers and the Guarantors.

(i)                                     JEH LLC. JEH LLC has been duly formed and is existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own or lease its properties, as the case may be, and conduct its business as described in the General Disclosure Package; and JEH LLC is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Issuers and the Guarantors taken as a whole or on the performance by the Issuers and the Guarantors of their obligations under this Agreement (a “Material Adverse Effect”).

(ii)                                  Finance Corp. Finance Corp. has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties, as the case may be, and conduct its business as described in the General Disclosure Package; and Finance Corp. is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii)                               Guarantors. Each of the Guarantors has been duly incorporated or formed, as applicable, and is existing and in good standing under the laws of the State of Delaware or Texas, as applicable, with corporate limited liability company power, as applicable, and authority to own or lease its properties, as the case may be, and conduct its business as described in the General Disclosure Package; and each of the Guarantors is duly qualified to do business as a foreign corporation or foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding common stock of the Parent has been duly authorized and validly issued and is fully paid and nonassesable, and all of the limited liability company interests in each of the Guarantors other than the Parent have been duly and validly authorized and issued and, under the Delaware Limited Liability Company Act and the Texas Business Organizations Code, as applicable, the owners of such limited liability company interests have no obligation to make further payments to the Guarantors for their purchase of such limited liability company interests or contributions to the Guarantors solely by reason of their ownership of such limited liability company interests or their status as members of such Guarantors, and no personal liability for the debts, obligations and liabilities of such Guarantors, whether arising in contract, tort or otherwise, solely by reason of being members of such Guarantors in accordance with the limited liability company agreement of each Guarantor; and the limited liability company interests of each Guarantor, as applicable, owned by JEH LLC, directly or indirectly through subsidiaries, is owned free from liens, encumbrances and defects except (A) as disclosed in the General Disclosure Package and (B) Permitted Liens (as defined in the Indenture).

(e)                                  Corporate Structure. Nosley Assets, LLC, Jones Energy, LLC, Nosley SCOOP, LLC, Nosley Acquisition, LLC, CCPR Sub LLC, a Delaware limited liability company, and JRJ

Opco, LLC, a Texas limited liability company, and, with respect to JEH LLC, Finance Corp., are the only subsidiaries, direct or indirect, of the Issuers.

(f)                                   Indenture; Security Interests.  The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Issuers and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, the discretion of  the court before which any proceeding may be brought, implied covenants of good faith and fair dealing and the benefits and security provided by the Indenture; when the Offered Securities are so delivered and paid for, all filings, including recordation of filing for recordation of the Indenture and the Collateral Documents and other actions necessary or desirable to protect and perfect a first priority security interest (subject to no liens except as provided in the Indenture) in all of the properties and assets of the Issuers and the Guarantors, specifically or generally described or referred to in the Indenture as being subject to the lien thereof (“Encumbered Assets”) in favor of the Trustee and the Collateral Agent for the benefit of the holders of the Offered Securities will have been duly made or taken in each place in which such filing or recording is required to create, protect, preserve and perfect the security interest created by the Indenture and the Collateral Documents and will be in full force and effect, and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture and the Collateral Documents and the issuance of the Offered Securities will have been paid; and when the Offered Securities are so delivered and paid for, and all required filings of the Indenture and the Collateral Documents are made and all other such actions taken, the Trustee and the Collateral Agent will have a valid and perfected first priority security interest (subject to no liens except as provided in the Indenture) in the Encumbered Assets enforceable against all creditors of the Issuers, subject only to the exceptions referred to in the Indenture.

(g)                                  Collateral Documents. Each of the Collateral Documents has been duly authorized by the Issuers and the Guarantors to the extent party thereto and, on the Closing Date, the Collateral Documents will have been duly executed and delivered by the Issuers and the Guarantors to the extent party thereto. When the Collateral Documents have each been duly executed and delivered, the Collateral Documents will be valid and binding agreements of the Issuers and the Guarantors party thereto, enforceable against the Issuers and the Guarantors party thereto in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Collateral Documents, when duly executed and delivered, will create valid and enforceable security interests or mortgage liens in the collateral to which they relate.

(h)                                 Security Interest. The security interests of the Collateral Agent for the benefit of the holders of the Offered Securities and the liens on the rights of the Issuers and the Guarantors in the Collateral will constitute a valid and perfected security interest in all Collateral that can be perfected by the filing of a UCC-1 financing statement under the Uniform Commercial Code (the “UCC”) as in effect in any jurisdiction, and the liens have the priority described in the General Disclosure Package and the Final Offering Circular subject in priority only to the Permitted Liens. As of the Closing Date, the filing of all necessary UCC financing statements in the proper filing offices and other filings and actions contemplated by the Collateral Documents, will have been duly made or taken and will be in full force and effect, in each case, to the extent required by the Collateral Documents. As of the Closing Date, the Collateral Agent shall have possession and/or control (within the meaning of the UCC) of all Collateral for which the Collateral Documents require such possession and/or control as of the Closing Date.

(i)                                     No Restrictions on Subsidiaries.  No Guarantor is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Issuers, from making any other distribution on such Guarantor’s capital stock or equity interests, from repaying to the Issuers any loans or advances to such Guarantor from the Issuers or from transferring any of such Guarantor’s property or assets to the Issuers or any other Guarantor of the Issuers, except as described in or contemplated in the General Disclosure Package or the Final Offering Circular (in each case, exclusive of any amendment or supplement thereto).

(j)                                    Guarantee. The Guarantee by each Guarantor has been duly authorized by such Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of each Guarantor endorsed thereon will have been duly executed and delivered by each such Guarantor, will conform to the description thereof contained in the Final Offering Circular and will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(k)                                 Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the Transactions, issuance and sale of the Offered Securities by the Issuers and the Guarantors or the execution, delivery and performance of the Indenture, the Collateral Documents and this Agreement, except (i) the filing of any UCC financing statements or similar filings in foreign jurisdictions in connection with the Collateral Documents, (ii) recordation of mortgages and other liens, (iv) for such consents that have been obtained or made, (iv) such as may be required under applicable state securities or “Blue Sky” laws, and (iv) for such other consents, approvals, authorizations or orders as would not adversely affect the consummation of the Transactions contemplated hereby and as would not have a Material Adverse Effect or materially and adversely affect the ability of the Issuers and the Guarantors to perform their obligations under the Offered Securities, the Indenture, the Collateral Documents or this Agreement.

(l)                                     Independent Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Issuers, the Guarantors and their respective subsidiaries, is an independent registered public accounting firm with respect to the Issuers, the Guarantors and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act.

(m)                             Independent Reserve Engineers. Cawley Gillespie & Associates, Inc. (“CGA”), the reserve engineer that prepared reserve reports on estimated net proved oil, natural gas and natural gas liquids reserves held by the Issuers, the Guarantors and their respective subsidiaries as of December 31, 2017, December 31, 2016 and December 31, 2015, was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Issuers, the Guarantors and their respective subsidiaries.

(n)                                 Reserve Report Information. The oil and natural gas proved reserve estimates of the Issuers, the Guarantors and their respective subsidiaries contained in the General Disclosure Package and the Final Offering Circular are derived from reports that have been prepared by CGA, and such estimates fairly reflect, in all material respects, the oil and natural gas reserves attributable to the Issuers, the Guarantors and their respective subsidiaries at the dates indicated therein and are prepared in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(o)                                 Title to Real and Personal Property. The Issuers, the Guarantors and their respective subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Issuers, the Guarantors and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Issuers, the Guarantors and their respective subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) are created under or permitted by the Indenture and that certain Credit Agreement, dated as of December 31, 2009, among JEH LLC, as borrower, Wells Fargo Bank, N.A., as administrative agent and the lenders thereto from time to time, as amended through the date hereof (the “Credit Agreement”). The Purchaser acknowledges and agree that the representation set forth in this Section 2(o) does not relate to oil and gas properties, which are exclusively set forth in Section 2(p).

(p)                                 Title to Oil and Gas Properties. Each of the Issuers, the Guarantors and their respective subsidiaries has good and defensible title to all of its oil and gas properties in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the General Disclosure Package and the Final Offering Circular, (ii) such as are created under or permitted by the Indenture and the Credit Agreement or (iii) such as do not materially interfere with the use of the properties of the Issuers, the Guarantors and their respective subsidiaries taken as a whole; and all of the leases and subleases under which the Issuers, the Guarantors or any of their respective subsidiaries holds or uses properties described in the General Disclosure Package and the Final Offering Circular are in full force and effect, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and none of the Issuers, the Guarantors or any of their respective subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuers, the Guarantors or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuers, the Guarantors or any of their respective subsidiaries thereof to the continued possession or use of the leased or subleased premises, except for such claims that, if successfully asserted, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided however, that the enforceability of such leases and subleases, as the case may be, may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(q)                                 Rights-of-Way. The Issuers, the Guarantors and their respective subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Issuers, the Guarantors and their respective subsidiaries to conduct their respective businesses in the manner described in the General Disclosure Package and the Final Offering Circular, except for such rights-of-way the failure of which to obtain would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

The rights-of-way owned by the Issuers, the Guarantors and their respective subsidiaries are subject only to such qualifications, reservations and encumbrances as may be set forth in the General Disclosure Package and the Final Offering Circular or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r)                                    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Issuers and the Guarantors of the Indenture, the Collateral Documents and this Agreement, the issuance and sale of the Offered Securities and the consummation of the Transactions will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers, the Guarantors or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuers, the Guarantors or any of their respective subsidiaries is a party or by which the Issuers, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Issuers, the Guarantors or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Issuers, the Guarantors or any of their respective subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority, except, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have, in the case of clauses (i) and (iii) above, a Material Adverse Effect or a material adverse effect on the performance of this Agreement, the issuance and sale of the Offered Securities or the consummation of any of the transactions contemplated by this Agreement; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the counterparty to the agreements set forth on Schedule E (the “Specified Contracts”) the right to require the repurchase, redemption or repayment of all or a portion of any indebtedness under the Specified Contracts by the Issuers, the Guarantors or any of their respective subsidiaries.

(s)                                   No Violation or Default. None of the Issuers, the Guarantors or any of their respective subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii)any statute, law, rule, regulation, judgment, order or decree applicable to such Issuer, Guarantor or subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Issuer, Guarantor or subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)                                    Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Issuers and the Guarantors.

(u)                                 Due Authorization.  Each of the Issuers and the Guarantors has full right, power and authority to execute and deliver this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(v)                                 Possession of Licenses and Permits. The Issuers, the Guarantors and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Final Offering Circular, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the Issuers, the Guarantors or any of their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where the failure to possess the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)                               Absence of Labor Dispute. Except as would not reasonably be expected to result in a Material Adverse Effect, no labor disturbance or dispute with the employees of the Issuers, the Guarantors or any of their respective subsidiaries exists or, to the knowledge of the Issuers or the Guarantors, contemplated or threatened, and none of the Issuers, the Guarantors or any of their respective subsidiaries is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its respective subsidiaries’ principal suppliers, contractors or customers.

(x)                                 Environmental Laws. (i) The Issuers, the Guarantors and their respective subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Issuers, the Guarantors or any of their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the General Disclosure Package or the Final Offering Circular (a) there are no proceedings that are pending, or that are known to be contemplated, against the Issuers, the Guarantors or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Issuers, the Guarantors and their respective subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Issuers, the Guarantors and their respective subsidiaries and (c) none of the Issuers, the

Guarantors and their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(y)                                 Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by or caused by the Issuers, the Guarantors or any of their respective subsidiaries (or, to the knowledge of the Issuers, the Guarantors or their respective subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Issuers, the Guarantors or any of their respective subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Issuers, the Guarantors or any of their respective subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure. Except as set forth in the General Disclosure Package and the Final Offering Circular, none of the Issuers, the Guarantors or any of their respective subsidiaries has received notice that it has been named as a “potentially responsible party” for a release of hazardous substances from a facility listed on the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(z)                                  Compliance with ERISA. Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Issuers or any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) none of the Issuers, the Guarantors or any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default).

(aa)                          Disclosure Controls. The Issuers, the Guarantors and their respective subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(bb)                          Accounting Controls. The Issuers and the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles of the United States (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the General Disclosure Package and the Final Offering Circular, since the date of the latest audited financial statements included in the General Disclosure Package and the Final Offering Circular, there has been no material weakness identified in the internal control over financial reporting of the Issuers.

(cc)                            Insurance. The Issuers, the Guarantors and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Issuers, the Guarantors and their respective subsidiaries and their respective businesses; and none of the Issuers, the Guarantors or any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd)                          No Unlawful Payments. None of the Issuers, the Guarantors or any of their respective subsidiaries or, to the knowledge of the Issuers or the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuers, the Guarantors or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee)                            Compliance with Money Laundering Laws. The operations of the Issuers, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuers or the Guarantors, threatened.

(ff)                              Compliance with OFAC. None of the Issuers, the Guarantors or any of their respective subsidiaries or, to the knowledge of the Issuers or the Guarantors, any director, officer, agent, employee or affiliate of the Issuers, the Guarantors or any of their respective subsidiaries

(i) is currently subject to any sanctions imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). None of the Issuers, the Guarantors or any of their respective subsidiaries or, to the knowledge of the Issuers or the Guarantors, any director, officer, agent, employee or affiliate of the Issuers, the Guarantors or any of their respective subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, Crimea, North Korea, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Except as has been disclosed to the Purchaser or is not material to the analysis under any Sanctions, none of the Issuers, the Guarantors or any of their respective subsidiaries have engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor do the Issuers, the Guarantors or any of their respective subsidiaries have any plans to increase their dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(gg)                            FCPA. None of the Issuers, the Guarantors or any of their respective subsidiaries or, to the knowledge of the Issuers or the Guarantors, any director, officer, agent, employee or affiliate of the Issuers, the Guarantors or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and each of the Issuers, the Guarantors and their respective subsidiaries and, to the knowledge of the Issuers or the Guarantors, each director, officer, agent, employee or affiliate of the Issuers, the Guarantors and their respective subsidiaries has conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh)                          Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Circular under the headings “Benefit Plan Investor Considerations,” “Material United States Federal Income Tax Considerations” and “Description of Notes” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, fairly summarize the matters therein described.

(ii)                                  Absence of Manipulation. None of the Issuers, the Guarantors or any of their respective affiliates has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Offered Securities.

(jj)                                Forward-Looking Statements.  No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the General Disclosure Package or the Final Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk)                          Statistical and Market-Related Data. Nothing has come to the attention of the Issuers or the Guarantors that has caused the Issuers or the Guarantors to believe that the statistical and market-related data included or incorporated by reference in the General Disclosure Package and the Final Offering Circular is not based on or derived from sources that are reliable and accurate in all material respects.

(ll)                                  Sarbanes-Oxley Act.  There is and has been no failure on the part of the Issuers or the Guarantors or, to the knowledge of the Issuers or the Guarantors, any of the Issuers’ or the Guarantors’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith.

(mm)                  Litigation.  Except as described in the General Disclosure Package or the Final Offering Circular, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Issuers, the Guarantors or any of their respective subsidiaries is a party or to which any property of the Issuers, the Guarantors or any of their respective subsidiaries is the subject that, individually or in the aggregate, if determined adversely to such Issuers, the Guarantors or any of their respective subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Issuers and the Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the General Disclosure Package or the Final Offering Circular that are not so described in the General Disclosure Package and the Final Offering Circular and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the General Disclosure Package or the Final Offering Circular that are not so filed as exhibits to the General Disclosure Package and the Final Offering Circular.

(nn)                          Financial Statements of the Parent. The historical combined financial statements (including the related notes thereto) of the Parent and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Final Offering Circular comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Parent and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the General Disclosure Package and the Final Offering Circular comply as to form in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the information required to be stated therein.  The unaudited pro forma financial statements included or incorporated by reference in the General Disclosure Package and the Final Offering Circular give effect to assumptions made on a reasonable basis as set forth in the General Disclosure Package and the Final Offering Circular; and the assumptions used in preparing the unaudited pro forma financial statements included in the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. All other financial information included or incorporated by reference in the General Disclosure Package and the Final Offering Circular has been derived from the accounting records of the Parent and its consolidated respective subsidiaries and presents fairly in all material respects the information shown thereby.

(oo)                          Taxes. The Issuers, the Guarantors and their respective subsidiaries have filed all federal, state and local tax returns required to be filed by them through the date hereof, subject to permitted extensions, and have paid all taxes with respect to such tax returns (or such taxes are being contested in good faith by appropriate proceedings and adequate reserves for such taxes have been established), except to the extent that the failure to file such tax returns and/or pay such taxes would not, individually and in the aggregate, have a Material Adverse Effect.

(pp)                          No Material Adverse Change in Business. Since the date of the most recent financial statements of the Parent and the date of the most recent balance sheet of the Parent included or incorporated by reference in the General Disclosure Package and the Final Offering Circular, except as disclosed in the General Disclosure Package or the Final Offering Circular, (i) there has not been any material change in the capital stock or membership interests, as applicable, short-term debt or long-term debt of the Parent or any of its subsidiaries, on the one hand, or JEH LLC and any of its subsidiaries, on the other hand, or any dividend or distribution of any kind (other than tax distributions under the limited liability company agreement of JEH LLC that are materially consistent with the disclosure related thereto contained in the General Disclosure Package and the Final Offering Circular) declared, set aside for payment, paid or made by the Parent or JEH LLC on any class of capital stock or membership interests, as applicable, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Parent, JEH LLC and their respective subsidiaries taken as a whole; (ii) none of the Parent, JEH LLC or any of their respective subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Parent, JEH LLC and their respective subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Parent, JEH LLC and their respective subsidiaries taken as a whole; and (iii) none of the Parent, JEH LLC or any of their respective subsidiaries has sustained any loss or interference with its business that is material to the Parent, JEH LLC and their respective subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the General Disclosure Package and the Final Offering Circular.

(qq)                          Investment Company Act. None of the Issuers, the Guarantors or any of their respective subsidiaries is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Circular, each will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(rr)                                Ratings. Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Issuers’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(ss)                              Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(tt)                                No Registration. The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof and Regulation S thereunder; and it is not necessary to qualify the Indenture under the Trust Indenture Act.

(uu)                          No General Solicitation; No Directed Selling Efforts. None of the Issuers, the Guarantors or any of their respective affiliates, or any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Offered Securities under the Securities Act. None of the Issuers, the Guarantors, any of their respective affiliates,  or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Offered Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Offered Securities; and each of the JEH Parties, their respective Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

3.                                      Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Issuers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Issuers, at a purchase price of 96.196% of the principal amount thereof plus accrued interest from February 14, 2018 to the Closing Date, all of the Offered Securities.

The Issuers will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchaser in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”) and registered in the name of Cede & Co., as nominee for DTC. The Issuers will deliver against payment of the purchase price the Offered Securities to be purchased by the Purchaser hereunder and to be offered and sold by the Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchaser in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Purchaser drawn to the order of the Purchaser at the office of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, at 10 a.m., New York time, on February 14, 2018 or at such other time not later than seven full business days thereafter as the Purchaser and the Issuers determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002 at least 24 hours prior to the Closing Date.

4.                                      Representations by Purchaser; Resale by Purchaser.

(a)                                 The Purchaser represents and warrants to the Issuers and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)                                 The Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold except (i) pursuant to Rule 144A or any other exemption from the registration requirements of the Securities Act, if available, or (ii) to non-U.S. persons outside the United States in accordance with Regulation S. The Purchaser represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither the Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and the Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Purchaser agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, the Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)                                  The Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Issuers and the Guarantors.

(d)                                 The Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Offered Securities other than (i) the Preliminary Offering Circular and the Final Offering Circular, (ii) any written communication that contains either (A) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (B) “issuer information” that was included in the Preliminary Offering Circular or the Final Offering Circular, (iii) any written communication listed on Schedule C, (iv) any written communication prepared by the Purchaser and approved by the Issuers in advance in writing or (v) any written communication relating to or that contains the terms of the Offered Securities and/or other information that was included in the Final Offering Circular.

(e)                                  The Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c). The Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(f)                                   The Purchaser represents and agrees that, solely in connection with the offering of the Offered Securities, it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the Offered Securities to any retail investor in the European Economic Area.  For the purposes of this provision:

(i)                                     the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (B) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Directive 2003/71/EC; and

(ii)                                  the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities.

(g)                                  The Purchaser represents and agrees that:

(i)                                     (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuers;

(ii)                                  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers or the Guarantors; and

(iii)                               it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5.                                      Certain Agreements of the Issuers and the Guarantors. Each of the Issuers and the Guarantors agrees with the Purchaser that:

(a)                                 Amendments and Supplements to Offering Circular. The Issuers and the Guarantors will advise the Purchaser of any proposal to amend or supplement the Preliminary Offering Circular or the Final Offering Circular and will furnish the Purchaser copies of such documents within a reasonable amount of time prior to such proposed use, and will not use any such document to which the Purchaser or counsel for the Purchaser shall reasonably object. If, at any time prior to the completion of the resale of the Offered Securities by the Purchaser, there occurs an event or development as a result of which any document included in the Preliminary Offering Circular, the Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuers and the Guarantors promptly will notify the Purchaser of such event and promptly will prepare and furnish, at its own expense, to the Purchaser and the dealers and to any other dealers at the request of the Purchaser, an amendment or supplement which will correct such statement or omission. Neither the Purchaser’s consent to, nor the Purchaser’s delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b)                                 Furnishing of Offering Circulars. The Issuers and the Guarantors will furnish to the Purchaser copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Purchaser reasonably requests. At any time when the Issuers are not subject to Section 13 or 15(d), the Issuers and the Guarantors will promptly furnish or cause to be furnished to the Purchaser and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuers will pay the expenses of distributing to the Purchaser all such documents.

(c)                                  Blue Sky Qualifications. The Issuers and the Guarantors will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Purchaser designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchaser, provided that neither of the Issuers will be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(d)                                 Reporting Requirements. For so long as the Offered Securities remain outstanding, the Issuers and the Guarantors will furnish to the Purchaser, as soon as practicable after the end of each fiscal year, a copy of the Parent’s annual report to the Parent’s stockholders for such year; and the Issuers and the Guarantors will furnish to the Purchaser (i) as soon as available, a copy of each report and any definitive proxy statement of the Parent filed with the Commission under the Exchange Act or mailed to the Parent’s stockholders, and (ii) from time to time, such other information concerning the Issuers and the Guarantors as the Purchaser may reasonably request. However, so long as the Parent is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, the Issuers and the Guarantors are not required to furnish such reports or statements to the Purchaser.

(e)                                  Transfer Restrictions. During the period of one year after the Closing Date, the Issuers will, upon request, furnish to the Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f)                                   No Resales by Affiliates. During the period of one year after the Closing Date, the Issuers will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.

(g)                                  Payment of Expenses. The Issuers and the Guarantors will pay all expenses incidental to the performance of their respective obligations under this Agreement and the Indenture, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Collateral Documents, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) any expenses (including fees and disbursements of counsel to the Purchaser) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as the Purchaser designates and the preparation and printing of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Securities, (vi) the fees and expenses of the Collateral Agent and the Collateral Agent’s counsel in connection with the Collateral Documents and the Indenture; (vii) all filing costs and expenses relating to the perfection of the security interests in the Collateral, as set forth in the Collateral Documents (including the fees and expenses of counsel for the Purchaser as to these matters) and (viii) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchaser. The Issuers and the Guarantors will also pay or reimburse the Purchaser (to the extent incurred by them) for costs and expenses of the Purchaser and the officers and employees of the Issuers and any other expenses of the Purchaser, the Issuers and the Guarantors relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the officers and employees of the Issuers and the Guarantors and any other expenses of the Issuers and the Guarantors, provided however, that the expenses related to the chartering of airplanes shall be paid 50% by the Issuers and 50% by the Purchaser.

(h)                                 Use of Proceeds. The Issuers will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(i)                                     Absence of Manipulation. In connection with the offering, until the Purchaser shall have notified the Issuers of the completion of the resale of the Offered Securities, neither the Issuers, the Guarantors, nor any of their respective affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(j)                                    Restriction on Sale of Securities. For a period of 60 days after the date hereof, none of the Issuers or the Guarantors (but only for so long as such Guarantors actually guarantee the Offered Securities) will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Issuers or such Guarantor and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of the Offered Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of the Purchaser, in each case, except for (x) exchanges of the Issuers’ existing 6.75% senior notes due 2022 and/or 9.25% senior notes due 2023 for newly-issued senior secured second-lien notes and (y) issuances of senior secured second-lien notes. None of the Issuers or the Guarantors will at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

6.                                      Free Writing Communications.

(a)                                 Issuer Free Writing Communications. Each of the Issuers and the Guarantors represents and agrees that, unless it obtains the prior consent of the Purchaser, and the Purchaser represents and agrees that, unless it obtains the prior consent of the Issuers and the Purchaser, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b)                                 Term Sheets. The Issuers consent to the use by the Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Schedule A-1 hereto, or (ii) does not contain any material information about the Issuers, the Guarantors or their securities that was provided by or on behalf of the Issuers or the Guarantors, it being understood and agreed that each of the Issuers and the Guarantors shall not be responsible to the Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7.                                      Conditions of the Obligations of the Purchaser. The obligations of the Purchaser to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Issuers and the Guarantors herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Issuers and the Guarantors made pursuant to the provisions hereof, to the performance by the Issuers and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a)                                 No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Issuers and the Guarantors taken as a whole which, in the judgment of the Purchaser, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Issuers or the Guarantors by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuers or the Guarantors (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Issuers or the Guarantors have been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Purchaser, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Issuers or the Guarantors on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Purchaser, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Purchaser impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(b)                                 No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities.

(c)                                  Accountants’ Comfort Letter. The Purchaser shall have received letters, dated, respectively, the date hereof and the Closing Date, of PricewaterhouseCoopers LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws, in form and substance satisfactory to the Purchaser concerning the financial information with respect to the Parent and its subsidiaries set forth in the General Disclosure Package.

(d)                                 CGA Comfort Letter. The Purchaser shall have received letters, dated, respectively, the date hereof and the Closing Date, of CGA, (i) confirming that as of the date of its reserve reports for the years ended December 31, 2017, December 31, 2016 and December 31, 2015, it was an independent reserve engineer for the Parent and its subsidiaries, and that, as of the date of such letter, no information had come to its attention that could reasonably have been expected to cause it to withdraw its reserve reports and (ii) otherwise in form and substance acceptable to the Purchaser.

(e)                                  Opinion and 10b-5 Statement of Counsel for the Issuers and the Guarantors. Baker Botts L.L.P., counsel for the Issuers and the Guarantors, shall have furnished to the Purchaser, at the request of the Issuers, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, to the effect set forth in Schedule B hereto:

(f)                                   Opinion and 10b-5 Statement of Counsel for the Purchaser. Latham & Watkins LLP, counsel for the Purchaser, shall have furnished to the Purchaser, at the request of the Purchaser, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Purchaser with respect to such matters as the Purchaser may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g)                                  Officers’ Certificate. The Purchaser shall have received a certificate, dated the Closing Date, of an executive officer of the Issuers and the Guarantors and a principal financial or accounting officer of the Issuers and the Guarantors in which such officers shall state (i) that the representations and warranties of the Issuers and the Guarantors in this Agreement are true and correct, (ii) that the Issuers and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) that, subsequent to the date hereof, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Issuers and the Guarantors taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h)                                 CFO Certificate. The Purchaser shall have received, on the date hereof and the Closing Date, a certificate addressed to the Purchaser of the Chief Financial Officer of the Parent, in substantially the form attached hereto as Schedule D.

(i)                                     DTC Eligibility. The Offered Securities shall be eligible for clearance and settlement through DTC.

(j)                                    Indenture. The Purchaser shall have received a counterpart of the Indenture that shall have been validly executed and delivered by each of the Guarantors and the Trustee.

(k)                                 Collateral Documents. The Purchaser shall have received fully executed copies of the Collateral Documents required to be entered into by the Issuers or the Guarantors on the Closing Date. The Issuers and the Guarantors shall deliver to the Purchaser reasonable evidence of the effectiveness of the security contemplated by such Collateral Documents and, to the extent required by the Indenture to be completed on the Closing Date, the perfection of the security interests created thereby, including, without limitation, the filing of UCC financing statements, recordations with other appropriate jurisdictions, offices and bodies, delivery of certificated securities or other possessory collateral, the execution and delivery of control agreements, if any (subject to the terms of the Intercreditor Agreement (as defined in the Indenture)), and copies of a customary lien search report by a party reasonably acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name any of the Issuers or Guarantors (under its present name and any previous names used in the last five years) as the debtor.

(l)                                     Good Standing. The Purchaser shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuers and the Guarantors in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Purchaser may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions

The Issuers and the Guarantors will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably request. The Purchaser may in its sole discretion waive on behalf of the Purchaser compliance with any conditions to the obligations of the Purchaser hereunder, whether in respect of the Closing Date or otherwise.

8.                                      Indemnification and Contribution. (a) Indemnification of Purchaser. The Issuers and the Guarantors will indemnify and hold harmless the Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers by the Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of the Issuers and the Guarantors. The Purchaser will indemnify and hold harmless each of the Issuers, the Guarantors, each of their respective directors and each of their respective officers and each person, if any, who controls the Issuers or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by the Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Purchaser consists of (i) the following information in the Preliminary Offering Circular and the Final Offering Circular furnished by the Purchaser: the third paragraph, the second sentence of the ninth paragraph and the eleventh paragraph, in each case under the caption “Plan of Distribution;” provided, however, that the Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuers’ failure to perform its obligations under Section 5(a) of this Agreement.

(c)                                  Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)                                 Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Purchaser from the Issuers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors or the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchaser’s obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Issuers, the Guarantors and the Purchaser agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchaser was treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.                                      [Reserved].

10.                               Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers, the Guarantors or their respective officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Issuers, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. Except as set forth in the next sentence, if for any reason the purchase of the Offered Securities by the Purchaser is not consummated, the Issuers and the Guarantors shall not have any obligation to reimburse the Purchaser. If the purchase of the Offered Securities by the Purchaser is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(a), the Issuers and the Guarantors will reimburse the Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.                               Notices. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchaser, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Issuers or the Guarantors, will be mailed, delivered or telegraphed and confirmed to Jones Energy, Inc., 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, Attention: Robert J. Brooks, with a copy to Mollie H. Duckworth at Baker Botts L.L.P., 98 San Jacinto Blvd., Suite 1500, Austin, Texas 78701; provided, however, that any notice to the Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to the Purchaser.

12.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuers as if such holders were parties thereto.

13.                               [Reserved].

14.                               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.                               Absence of Fiduciary Relationship. The Issuers and the Guarantors acknowledge and agree that:

(a)                                 No Other Relationship. The Purchaser has been retained solely to act in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Issuers or the Guarantors and the Purchaser has been created in respect of any of the transactions contemplated by this Agreement, the Preliminary Offering Circular, or the Final Offering Circular, irrespective of whether the Purchaser has advised or is advising the Issuers or the Guarantors on other matters;

(b)                                 Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Issuers and the Guarantors following discussions and arms-length negotiations with the Purchaser and the Issuers and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Absence of Obligation to Disclose. The Issuers and the Guarantors have been advised that the Purchaser and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuers or the Guarantors and that the Purchaser has no obligation to disclose such interests and transactions to the Issuers or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver. The Issuers and the Guarantors waive, to the fullest extent permitted by law, any claims they may have against the Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Purchaser shall have no liability (whether direct or indirect) to the Issuers or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuers, including equityholders, employees or creditors of the Issuers or the Guarantors.

16.                               Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuers and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuers and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchaser’s understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuers, the Guarantors and the Purchaser in accordance with its terms.

Very truly yours,

JONES ENERGY HOLDINGS, LLC

By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
Title: Executive Vice President and Chief Financial Officer

JONES ENERGY FINANCE CORP.

By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
Title: Executive Vice President and Chief Financial Officer

JONES ENERGY, INC.

By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
Title: Executive Vice President and Chief Financial Officer

NOSLEY ASSETS, LLC

By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
Title: Executive Vice President and Chief Financial Officer

JONES ENERGY, LLC

By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

NOSLEY SCOOP, LLC

By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
Title: Executive Vice President and Chief Financial Officer

NOSLEY ACQUISITION, LLC

By:	/s/ Robert J. Brooks
Name: Robert J. Brooks
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sean Tobin
Name: Sean Tobin
Title: Director

[Signature Page to Purchase Agreement]

SCHEDULE A

Issuer Free Writing Communications (included in the General Disclosure Package)

1.                                      Final term sheet, dated February 12, 2018, for the Offered Securities, a copy of which is attached hereto as Exhibit C-1.

B-1

SCHEDULE A-1

PRICING TERM SHEET

JONES ENERGY HOLDINGS, LLC

JONES ENERGY FINANCE CORP.

$450,000,000 9.250% SENIOR SECURED FIRST LIEN NOTES DUE 2023

Pricing Term Sheet, dated February 12, 2018, to the Preliminary Offering Circular, dated February 5, 2018 (as supplemented and amended by the Supplement to the Preliminary Offering Circular, dated February 8, 2018, and Supplement No. 2 to the Preliminary Offering Circular, dated February 12, 2018, the “Preliminary Offering Circular”), of Jones Energy Holdings, LLC and Jones Energy Finance Corp. (together, the “Issuers”). This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Offering Circular. The information in this Pricing Term Sheet supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent it is inconsistent with the information in the Preliminary Offering Circular. Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given them in the Preliminary Offering Circular.

Issuers	Jones Energy Holdings, LLC and Jones Energy Finance Corp.

Title of Securities	9.250% Senior Secured First Lien Notes due 2023

Aggregate Principal Amount	$450,000,000

Gross Proceeds	$438,867,000.00

Ratings*	B2 (Moody’s) / B (Fitch)

Distribution	144A/Regulation S for life

Maturity Date

The notes will mature on the earliest of (i) March 15, 2023,

(ii) December 31, 2021, if on such date $50.0 million or more in aggregate principal amount of the Issuers’ 6.75% Senior Notes due 2022 remain outstanding and (iii) December 15, 2022, if on such date $50.0 million or more in aggregate principal amount of the Issuers’ 9.25% Senior Notes due 2023 remain outstanding.

Issue Price	97.526%, plus accrued interest, if any, from February 14, 2018

Coupon	9.250%

Yield to Maturity	9.875%

Spread to Benchmark Treasury	+728 basis points

Benchmark Treasury	1.50% UST due March 31, 2023

Interest Payment Dates	Each March 15 and September 15, commencing September 15, 2018

Record Dates	March 1 and September 1 of each year

Trade Date	February 12, 2018

Settlement Date	February 14, 2018 (T+2)

Optional Redemption

At any time on or after March 15, 2020, the Issuers may on any one or more occasions redeem some or all of the notes at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the date of redemption on the notes redeemed, if redeemed during the twelve month period beginning on March 15 of the years indicated below:

	Date	Percentage
	2020	106.938%
	2021	104.625%
	2022	102.313%
	2023 and thereafter	100.000%

Optional Redemption with Equity Proceeds	Up to 35% at 109.25% prior to March 15, 2020, plus accrued and unpaid interest, if any.

Make-Whole Redemption	Applicable Premium calculated with T+50bps, plus accrued and unpaid interest, if any, prior to March 15, 2020.

Change of Control	Upon certain kinds of changes of control, noteholder put at 101%, plus accrued and unpaid interest, if any.

Sole Bookrunner	Credit Suisse Securities (USA) LLC

CUSIP Numbers	144A CUSIP: 48019T AF1
	Regulation S CUSIP: U48008 AC7

ISIN Numbers	144 ISIN: US48019TAF12
	Regulation S ISIN: USU48008AC75

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Potential purchases by existing principal stockholders

One or more affiliates of Q Investments, LP (collectively, “Q Investments”), one of our principal stockholders and an affiliate of Scott McCarty, one of our directors, has indicated an interest in purchasing up to an aggregate of $45 million of notes in this offering at the issue price. However, because indications of interest are not binding agreements or commitments to purchase, Credit Suisse Securities (USA) LLC may determine to sell more, fewer, or no notes in this offering to Q Investments, or Q Investments may determine to purchase more, fewer, or no notes in this offering. Credit Suisse Securities (USA) LLC will receive the same discounts and commissions on any notes purchased by Q Investments they will on any other notes sold in this offering.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Changes from Preliminary Offering Circular, as amended by Supplement No. 2 to Preliminary Offering Circular

DESCRIPTION OF NOTES

The terms of the notes set forth in the Preliminary Offering Circular are amended hereby to reflect the following changes (with deletions indicated by ~~strikethrough~~ text and additions indicated by bold underlined text).

Certain Covenants

Restricted Payments

[. . .]

The preceding provisions will not prohibit:

[. . .]

(4)                                         (a) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Company or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness (with any such repurchase, redemption, defeasance or other acquisition or retirement for value being deemed substantially concurrent if the making of such Restricted Payment occurs not more than 90 days after such repurchase, redemption, defeasance or other acquisition or retirement for value), (b) the repurchase or exchange of Existing Unsecured Notes on or after the date of the indenture in exchange for, or with the proceeds of, ~~First Lien Obligations or~~ Junior Lien Obligations and (c) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Company or any Guarantor in an amount equal to the net cash proceeds of any incurrence of Indebtedness permitted under clause (4)(b) of the definition of “Permitted Debt”;

Incurrence of Indebtedness and Issuance of Preferred Stock

[. . .]

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

[. . .]

(4) the incurrence by the Company and the Guarantors of:

[. . .]

(b)                                         additional Junior Lien Debt; provided that such Indebtedness does not (i) provide for the payment of cash interest in excess of 13.0% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months and (ii) exceed in aggregate principal amount at any time outstanding (excluding the amount of any Indebtedness incurred as interest paid “in-kind”) $250.0 million (it being understood that such Indebtedness~~, for the avoidance of doubt,~~ may be issued in exchange for Existing Unsecured Notes);

[. . .]

Certain Definitions

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, consisting of the following or similar investments or agreements (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems or ancillary real property interests, (ii) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral interests, processing agreements, ~~developments agreements,~~ area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts~~, subscription agreements, stock purchase agreements~~ and other similar agreements ~~(including for limited liability companies)~~ with third parties, and (iii) direct or indirect ownership interests or Investments in drilling rigs, fracturing units and other related equipment (including transportation equipment); provided that in no event shall any Permitted Business Investment include Investments in joint ventures or similar arrangements.

“Permitted Investments”

[. . .]

(9)                                 [Reserved.]~~repurchases of the notes~~;

[. . .]

(16)                                     any Person to the extent such Investments consist of prepaid expenses, including the prepayment of expenses in the ordinary course on behalf of working interests owners in Oil and Gas Properties operated by the Company or any of its Restricted Subsidiaries, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

“Permitted Liens”

[. . .]

(14)                                  Liens arising in the ordinary course in respect of Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales

(15)                                  Liens arising in the ordinary course under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

“Priority Lien Debt” means, collectively, First-Out Debt~~, a~~nd First Lien Debt, and Excess First-Out Obligations.

This material is strictly confidential and has been prepared by the Issuers solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Circular. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Circular for a complete description.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only (1) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or notices that may appear on this Pricing Term Sheet below the text of this legend are not applicable to this Pricing Term Sheet and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another e-mail system.

No PRIIPs KID. Not for retail investors in the EEA. No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

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SCHEDULE B

FORM OF OPINION OF ISSUERS’ COUNSEL

(i)                                     Assuming (i) the accuracy of the representations and warranties of the Issuers, the Guarantors and the Purchaser set forth in the Purchase Agreement and (ii) the due performance and compliance by the Issuers, the Guarantors and the Purchaser of their respective covenants and agreements set forth in the Purchase Agreement, (a) the offer, sale and delivery of the Offered Securities to the Purchaser and (b) the initial resale of the Offered Securities by the Purchaser, each in the manner contemplated by the Purchase Agreement and the General Disclosure Package, do not require registration under the Securities Act of 1933, as amended, provided, however, that such counsel need not express any opinion as to any subsequent reoffer or resale of any of the Offered Securities; and it is not necessary to qualify the Indenture, or any indenture in respect thereof, under the Trust Indenture Act of 1939, as amended.

(ii)                                  Each of the Issuers and the Guarantors is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Circular, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(iii)                               Each of the Issuers and the Guarantors is validly existing as a limited liability company or corporation, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full limited liability company or corporate power and authority, as the case may be, to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(iv)                              The Company owns 90.3% of the issued and outstanding membership interests in JEH LLC (“JEH LLC Units”); the JEH LLC Units have been duly and validly authorized and issued, and are owned by the Company, free and clear of any liens, encumbrances, charges or security interests (each, a “Lien”)  in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as the debtor is on file in the office of the Secretary of State of the State of Delaware, other than Permitted Liens (as defined in the Final Offering Circular). Under the Delaware Limited Liability Company Act (the “DLLCA”), the Company has no obligation to make further payments to JEH LLC for its purchase of such limited liability company interests or contributions to JEH LLC solely by reason of its ownership of such limited liability company interests or its status as a member of JEH LLC, and no personal liability for the debts, obligations and liabilities of JEH LLC, whether arising in contract, tort or otherwise, solely by reason of being a member of JEH LLC in accordance with the Fourth Amended and Restated Limited Liability Company Agreement of JEH LLC, as amended.

(v)                                 JEH LLC owns 100% of the outstanding shares of capital stock of Finance Corp. (the “Finance Corp Shares”); the Finance Corp. Shares have been duly and validly authorized and issued, fully paid and non-assessable and are owned by JEH LLC, free and clear of any Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Finance Corp. as the debtor is on file in the office of the Secretary of State of the State of Delaware, other than Permitted Liens (as defined in the Final Offering Circular).

(vi)                              All the outstanding membership interests or other equity interests in each of the Subsidiary Guarantors(1) and each of their respective subsidiaries have been duly and validly authorized and issued and, under the DLLCA and the Texas Business Organizations Code (the “TBOC”), as applicable, the owners of such limited liability company interests have no obligation to make further payments to the Subsidiary Guarantors for their purchase of such limited liability company interests or contributions to the Subsidiary Guarantors solely by reason of their ownership of such limited liability company interests or their status as members of such Subsidiary

(1)  NTD: To refer to Nosley Assets, LLC, Jones Energy, LLC, Nosley SCOOP, LLC and Nosley Acquisition, LLC.

Guarantors, and no personal liability for the debts, obligations and liabilities of such Subsidiary Guarantors, whether arising in contract, tort or otherwise, solely by reason of being members of such Guarantors in accordance with the limited liability company agreement of each Subsidiary Guarantor and are owned directly or indirectly by JEH LLC, free and clear of any Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware or the Uniform Commercial Code of the State of Texas, as applicable, naming such Subsidiary Guarantor as the debtor is on file in the office of the Secretary of State of the State of Delaware or the Secretary of State of the State of Texas, as applicable, other than Permitted Liens (as defined in the Final Offering Circular).

(vii)                           Each of the Issuers and the Guarantors has all requisite corporate or limited liability company power and authority to execute and deliver each of the Indenture, the Notes, the Guarantees and Collateral Documents to which it is a party and to perform its obligations thereunder; and all corporate or limited liability company action required to be taken for the due and proper authorization, execution and delivery by the Issuers and the Guarantors of the Indenture, the Notes, the Guarantees and the Collateral Documents to which it is a party and the consummation by it of the transactions contemplated thereby has been validly taken.

(viii)                        The statements in the General Disclosure Package and the Final Offering Circular under the heading “Description of Notes,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects.  The Indenture, the Notes and the Guarantees conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Offering Circular.

(ix)                              The statements in the General Disclosure Package and the Final Offering Circular under the heading “Material United States Federal Income Tax Considerations”, insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the materials described therein in all material respects.

(x)                                 None of the execution, delivery and performance of the Purchase Agreement, the Collateral Documents or the Indenture, the issuance and sale of the Offered Securities, or the consummation of any other of the transactions herein or therein contemplated, will (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined in the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers, the Guarantors or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Issuers, the Guarantors or any of their respective subsidiaries is a party or by which the Issuers, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of any of the Issuers, the Guarantors or any of their respective subsidiaries is subject other than Permitted Liens (as defined in the Final Offering Circular), (B) constitute a violation of the provisions of the bylaws, limited liability company agreement or other organizational documents of any of the Issuers or the Guarantors; or (C) result in a violation of the DLLCA, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or the federal laws of the United States of America applicable to any of the Issuers or the Guarantors, except, in the case of clauses (A) and (C) above, for such conflict, breach, violation, default or Lien that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and except with respect to clause (C), for federal or state securities laws or anti-fraud laws.

(xi)                              The Purchase Agreement has been duly authorized by all necessary corporate or limited liability company action, as applicable, of the Issuers and the Guarantors, and has been duly executed and delivered by each of the Issuers and the Guarantors.

(xii)                           The Indenture has been duly authorized by all necessary corporate or limited liability company action, as applicable, of the Issuers and the Guarantors, and has been duly executed and delivered by each of the Issuers and the Guarantors, and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and legally binding agreement of each of the Issuers and the Guarantors, enforceable against each of them in accordance with its terms.

(xiii)                        The Notes have been duly authorized by all necessary corporate action of the Issuers and have been validly executed by each of the Issuers. When the Notes have been duly authenticated by the Trustee in the manner provided for in the Indenture and delivered to and paid for by the Purchaser under the Purchase Agreement, and assuming the due authorization, execution and delivery of the Indenture by the Trustee, will constitute the legal, valid and binding obligations of the Issuers, enforceable against them in accordance with their respective terms.

(xiv)                       The Guarantees have been duly authorized by each of the Guarantors.  When the Notes have been duly issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchaser under the Purchase Agreement, and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Guarantees will constitute the legal, valid and binding obligations of the Guarantors enforceable against them in accordance with their respective terms.

(xv)                          No consent, approval, authorization, filing with or order of any Delaware, Texas, New York or federal court or governmental agency or body having jurisdiction over any of the Issuers or the Guarantors under the DGCL, the DLLCA, the laws of the State of Texas, the laws of the State of New York or federal law is required in connection with the due execution and delivery of the Purchase Agreement or the Indenture or the issuance and sale of the Offered Securities by the Issuers and the Guarantors and the performance by the Issuers and the Guarantors of their respective obligations thereunder, except such as may be required under applicable states securities or “Blue Sky” laws, as to which we express no opinion or for such consents that have been obtained or made.

(xvi)                       Each of the Collateral Documents has been duly authorized by all necessary corporate or limited liability company action, as applicable, of each of the Issuers and the Guarantors party thereto, and has been duly executed and delivered by each of the Issuers and the Guarantors party thereto, and each of the Collateral Documents will constitute the legal, valid and binding obligations of each of the Issuers and the Guarantors party thereto, enforceable against them in accordance with their respective terms.

(xvii)                    The Amended and Restated Collateral Agreement and the Parent Collateral Agreement are effective to create a valid security interest (the “Article 9 Security Interest”) in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Amended and Restated Collateral Agreement and the Parent Collateral Agreement), in the Collateral (as defined in the Amended and Restated Collateral Agreement and the Parent Collateral Agreement) in which any of the Issuers and the Guarantors party thereto have an interest that is of a type in which a security interest may be created under Article 9 of the New York UCC (the “NY-UCC”)  (such Collateral, the “Article 9 Collateral”). Upon the proper filing of the Delaware Financing Statements in the Delaware Filing Office, the Article 9 Security Interest granted by the Parent, the Issuers and the Guarantors, as applicable, in that portion of the Collateral in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code of the State of Delaware will be perfected.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Issuers and the Guarantors, representatives of the independent auditors of the Issuers and the Guarantors, representatives of the independent reserve engineers of the Issuers and the Guarantors and the Issuers’ and the Guarantors’ representatives, at which the contents of the General Disclosure Package and the Final Offering Circular and related matters were discussed.  Although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for or expressing any opinion regarding the accuracy, completeness or fairness of the statements contained in, the General Disclosure Package and the Final Offering Circular (except to the extent specified in paragraphs (viii) and (ix) above), based on the foregoing in the course of acting as counsel to the Issuers and the Guarantors in this transaction (and relying as to materiality as to factual matters on officers, employees and other representatives of the Issuers and the Guarantors), no facts have come to such counsel’s attention that have caused such counsel to believe that:

•                  the General Disclosure Package, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•                  the Final Offering Circular, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom, (b) the summary reserve report of the independent reserve engineer and reserve information contained or included or incorporated by reference therein or omitted therefrom or (c) representations and warranties and other statements of fact contained in the exhibits to documents incorporated by reference therein.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Company and the Issuers and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law, the laws of the State of New York, the Texas Limited Liability Company Act, the DGCL and the DLLCA, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign corporation or limited liability company, as the case may be, of the Issuers and the Guarantors and each of their respective subsidiaries, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Purchaser), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the members of Issuers or the Guarantors may be subject; and (vi) with respect to the opinions expressed in paragraphs (vi), (vii) and (viii) relating to the existence of any lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Lien Solutions, a Wolters Kluwer Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming any of the Issuers or the Guarantors as debtor.

SCHEDULE C

WRITTEN COMMUNICATION

None.

D-1

SCHEDULE D

FORM OF CFO CERTIFICATE

The undersigned, Executive Vice President and Chief Financial Officer of Jones Energy, Inc., a Delaware corporation (and together with its subsidiaries, the “Company”), in his capacity as such, hereby certifies pursuant to Section 7(h) of the Purchase Agreement, dated February 12, 2018 (the “Purchase Agreement”), by and among Jones Energy Holdings, LLC, a Delaware limited liability company (“JEH LLC”), Jones Energy Finance Corp., a Delaware corporation (together with JEH LLC, the “Issuers”), the guarantor parties thereto and Credit Suisse Securities (USA) LLC (the “Purchaser”), that as of the date hereof:

1.                                      I am providing this certificate in connection with the offering by the Issuers (the “Offering”) of an aggregate of $450,000,000 principal amount of the Issuers’ Senior Secured First Lien Notes due 2023 by the means of [a preliminary offering circular dated February 5, 2018 (and together with any amendments or supplements thereto and the information incorporated by reference therein, the “Preliminary Offering Circular”)][a final offering circular dated February 12, 2018 (and together with the information incorporated by reference therein, the “Final Offering Circular”)].

2.                                      I am the duly elected, qualified and acting Chief Financial Officer of the Company, familiar with the accounting, operations and records systems of the Company, and I am providing this certificate to the Purchaser based on my examination of the Company’s financial records and schedules.

3.                                      I have read the [Preliminary Offering Circular][Final Offering Circular].

4.                                      No consolidated financial statements of the Company as of any date or for any period subsequent to September 30, 2017 are available.

5.                                      I supervised, or members of my staff who are responsible for the Company’s financial and accounting matters have supervised, the compilation of and reviewed the circled information contained in the attached Exhibit A, which is included in the [Preliminary Offering Circular][Final Offering Circular], has not been confirmed by PricewaterhouseCoopers LLP, is based upon assumptions that I or such members of my staff believe are reasonable and consistent with the operations of the Company in the ordinary course of business and represents the Company’s current preliminary estimates based upon year-end analysis, review and reconciliations of the Company’s financials accounts and records, which year-end analysis, review and reconciliations have not yet been finalized.  Such information is, to my knowledge, correct and accurate in all material respects, and the financial data presented therein is accurately derived from the Company’s accounting records.

6.                                      Furthermore, I supervised, or members of my staff who are responsible for the Company’s financial and accounting matters have supervised, the comparison of the circled information contained in the attached Exhibit A as of or for the period indicated with the corresponding information shown in or derived from the Company’s accounting records and found them to be in agreement (except for differences caused by rounding).  No facts have come to my attention that have caused me to believe that the financial data presented in the attached Exhibit A are not prepared in accordance with generally accepted accounting principles in the United States on a basis substantially consistent

E-1

with that of the consolidated financial statements of the Company audited by PricewaterhouseCoopers LLP and included in the [Preliminary Offering Circular][Final Offering Circular].

Baker Botts L.L.P. and Latham & Watkins LLP are each entitled to rely on this certificate in connection with the opinions that they are rendering pursuant to the Purchase Agreement, the Purchaser is entitled to use this certificate to assist in conducting and documenting its investigation of the affairs of the Issuers in connection with the offering of the Senior Secured First Lien Notes covered by the [Preliminary Offering Circular][Final Offering Circular], and reference may be made to this certificate in the Purchase Agreement or in any list of closing documents pertaining to the Offering. This certificate may not be otherwise used, circulated, quoted or referred to without the Company’s prior written consent, which consent may not be unreasonably withheld, delayed or conditioned, nor may it be filed with the SEC or referred to in the [Preliminary Offering Circular][Final Offering Circular].

E-2

SCHEDULE E

SCHEDULED CONTRACTS

1.              Credit Agreement, dated as of December 31, 2009, among Jones Energy Holdings, LLC, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto, as amended or restated.

2.              Indenture, dated April 1, 2014, among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.

3.              Indenture, dated February 23, 2015 among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.

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